Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Reports First Quarter 2022 Results

OLD BRIDGE, NJ / May 6, 2022 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the first quarter ended March 31, 2022.

Blonder Tongue Laboratories, Inc. net sales increased $90,000 or 2.8% to $3,341,000 for the first quarter of 2022 from $3,251,000 for the comparable period in 2021. Net loss for the three months ended March 31, 2022 was $(1,154,000) or $(0.09) per share, compared to $(414,000) or $(0.04) per share for the comparable period in 2021.

Commenting on the Company’s first quarter results, Chief Executive Officer Ted Grauch noted, “Despite continued strong demand for Blonder Tongue Laboratories’ Clearview and Drake video encoding products, our NXG IP video processing platform and other products, the Company was faced with significant semiconductor supply chain disruptions during the first quarter that resulted in a quarterly net loss of $(1,154,000). We responded to specific raw material shortages that began impacting us in late January by implementing additional operational expense reductions in the form of staffing, compensation, services, and a range of other areas. Comparing Q1 2022 to Q4 2021 the Company reduced its operating expenses by $187,000 from these efforts. Our strong product backlog from Q4 remained relatively consistent throughout Q1, and our DOCSIS product line saw particular demand growth as hotel and other hospitality markets began a recovery trend over the last few months, and which we expect to continue through the year. Although the Company is now seeing areas of improvement in semiconductor supply, we remain cautious to express recovery within a specific future period until we have the ability to ship all products needed to match product demand.”

The increase in sales is primarily attributable to an increase in sales of DOCSIS data products, encoder/transcoder products, digital modulation products and NXG IP video signal processing products, offset by a decrease in sales of CPE products, coax distribution products and analog modulation products. Sales of DOCSIS data products were $454,000 and $24,000, encoder/transcoder products were $1,518,000 and $1,167,000, digital modulation products were $377,000 and $121,000, NXG products were $501,000 and $421,000, CPE products were $27,000 and $695,000, coax distribution products were $129,000 and $353,000 and analog modulation products were $99,000 and $244,000 in the first three months of 2022 and 2021, respectively. The Company experienced a reduction in CPE products due to the continued deemphasis of this product line, which the Company expects to continue during the remainder of 2022. The Company experienced an increase in DOCSIS data products due to the pent-up demand caused by the pandemic as these products are used primarily in the hospitality and assisted-living environments. The Company expects sales of these products may return to more historical levels during 2022. The Company experienced a reduction in analog modulation products due to the continued market shifting away from analog modulation solutions. The Company experienced a reduction in coax distribution products due to the reduced demand for legacy products. The Company expects the sales of the analog modulation and coax distribution products to continue to decline during 2022. The Company experienced an increase in encoder/transcoder products and NXG IP video signal processing products as these product lines represent newer products and newer technologies with higher demand from customers. The Company expects sales of these product lines to remain at these levels or increase during the remainder of 2022. Although the Company does not expect overall sales to return to pre pandemic levels during 2022, the Company does expect overall sales to be higher during 2022, due to approximately $10,194,000 of sales backlog at March 31, 2022.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

The Company’s primary sources of liquidity have been its existing cash balances, cash generated from operations, amounts available under the MidCap Facility and amounts available under the Subordinated Loan Facility. As of March 31, 2022, the Company had approximately $2,180,000 outstanding under the MidCap Facility and $243,000 of additional availability for borrowing under the MidCap Facility.

As disclosed in the Company’s most recent Annual Report on Form 10-K, the Company experienced a decline in sales, a reduction in working capital, a loss from operations and net cash used in operating activities, in conjunction with liquidity constraints. These factors raised substantial doubt about the Company’s ability to continue as a going concern. As of March 31, 2022, the above factors still exist. Accordingly, there still exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Conference Call Reminder

Details of the live teleconference:

Date: Friday, May 6, 2022

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  888-506-0062

Entry Code: 762058

The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2021 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Blonder Tongue anticipates or expects may or will occur in the future should be considered “forward-looking” statements, including statements that use the words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern and our ability to maintain the listing of our shares on the NYSE American. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2022	2021

Net sales	$3,341	$3,251
Gross profit	939	1,385
Loss from operations	(1,021)	(863)
Net loss	$(1,154)	$(414)
Basic and diluted net loss per share	$(0.09)	$(0.04)
Basic and diluted weighted average shares outstanding	13,126	11,650

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	(unaudited)
	March 31, 2022	December 31, 2021

Current assets	$7,539	$7,678
Property, plant and equipment, net	256	290
Total assets	11,534	11,910
Current liabilities	6,799	6,060
Long-term liabilities	2,324	2,565
Stockholders’ equity	2,411	3,285

Total liabilities and stockholders’ equity	$11,534	$11,910

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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